Exhibit 99.1

Media Contact: Meghan Dotter 703 682 6670

Investor Contact: Ahmed Pasha 703 682 6451

AES Reports Strong Third Quarter Results and Increases 2009 Full Year Earnings and Free Cash Flow Guidance

•	Diluted EPS from Continuing Operations up 27% to $0.28 and Adjusted EPS down 16% to $0.26

•	Consolidated Cash Flow from Operating Activities up 28% to $1.0 Billion and Proportional Cash Flow from Operating Activities up 29% to $553 Million

•	Consolidated Free Cash Flow up 34% to $884 Million and Proportional Free Cash Flow up 39% to $459 Million

•	Brought 434 MW into commercial operation

ARLINGTON, VA, November 6, 2009 – The AES Corporation (NYSE: AES) today reported results for the third quarter ended September 30, 2009.

“The strong quarterly performance was driven by higher margins at our generation businesses in Chile and in the Philippines. Contributions from these businesses helped us offset weak results at our North American operations which were negatively impacted by lower volumes. Based on our year-to-date results, we are increasing our 2009 adjusted earnings and free cash flow guidance,” said Paul Hanrahan, AES President and Chief Executive Officer. “We also continued to make good progress on our 3,500 MW construction program and have now completed 808 MW of which 95% is contracted under long-term contracts. On the development front, strong regulatory support for renewable energy and the growing need for power in various high growth markets continue to provide us with attractive opportunities that will drive our growth beyond 2011.”

Third Quarter 2009 Financial Highlights:

During the quarter, AES benefited from improved operating performance at its generation businesses in Chile and the Philippines as well as its Brazilian utilities. The Company’s focus on improvements in working capital and continued efforts to lower operating expenses also

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contributed to the third quarter results. These trends helped offset unfavorable foreign currency impacts, as well as reduced demand and lower wholesale prices in North America.

Results for the quarter ended September 30, 2009 include the following:

	Third Quarter 2009	Third Quarter 2008	YTD 9/30/09	Full Year 2009 Guidance as of 8/7/09	Full Year 2009 Guidance as of 11/[5]/09
Consolidated Revenue	$3.8 B	$4.3 B	$10.7 B	NA	NA
Consolidated Gross Margin	$1.0 B	$1.0 B	$2.7 B	$3.5 - $3.6 B	$3.55 - $3.65 B
Proportional Gross Margin (a non-GAAP financial measure)	$555 M	$601 M	$1.6 B	$2.1 -$2.15 B	$2.1 - $2.15 B
Consolidated Cash Flow from Operating Activities	$1.0 B	$803 M	$1.9 B	$2.1 - $2.2 B	$2.1 - $2.2 B
Proportional Cash Flow from Operating Activities (a non-GAAP financial measure)	$553 M	$430 M	$1.2 B	$1.25 - $1.35 B	$1.3 - $1.35 B
Consolidated Free Cash Flow (a non-GAAP financial measure)	$884 M	$662 M	$1.5 B	$1.4 - $1.5 B	$1.45 - $1.55 B
Proportional Free Cash Flow (a non-GAAP financial measure)	$459 M	$330 M	$850 M	$750 - $850 M	$825 - $875 M
Subsidiary Distributions to the Parent Company (see definitions)	$202 M	$184 M	$1.0 B	$1.2 - $1.3 B	$1.2 - $1.3 B
Diluted EPS from Continuing Operations	$0.28	$0.22	$1.06	$1.15 - $1.20	$1.20 - $1.24
Diluted EPS	$0.28	$0.22	$1.06	NA	NA
Adjusted EPS (a non-GAAP financial measure)	$0.26	$0.31	$0.91	$1.05 - $1.10	$1.07 - $1.11

Key drivers of the third quarter results include (comparison of Q3 2009 vs. Q3 2008):

•

Consolidated Revenue decreased by $481 million to $3.8 billion. Of that amount, $367 million or 76 percent was due to the strengthening of the U.S. Dollar relative to foreign currencies. In particular, the Brazilian Real depreciated 13 percent, representing more than $200 million of the decline in revenue. In addition, lower commodity input prices translated into lower revenues at its generation businesses in Chile, New York, Hungary and Northern Ireland. The Latin America utilities business contributed higher revenues primarily as a result

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of increases in tariff rates in Brazil, reflecting the recovery of energy purchases that were passed through to customers.

•

Consolidated Gross Margin increased by $46 million to $1.0 billion, benefiting from improved operating performance at its generation businesses in Chile and the Philippines, as well as the recovery of bad debts at Eletropaulo, one of the Company’s utilities in Brazil. These improvements were offset in part by the strengthening of the U.S. Dollar relative to foreign currencies totaling $79 million and lower volume at Eastern Energy in New York due to unfavorable electricity pricing, resulting in lower dispatch.

•

Proportional Gross Margin (a non-GAAP financial measure, see Appendix for definition and reconciliation) decreased by $46 million to $555 million, primarily due to the unfavorable impact of foreign exchange rates, as well as lower volumes at its wholly-owned generation business in New York and its integrated utility in Indiana, IPL. These factors were offset in part by improved operations at Gener in Chile and Masinloc in the Philippines.

•

Consolidated Cash Flow from Operating Activities increased by $225 million to $1.0 billion, reflecting higher gross margin and $91 million of improved working capital at its generation business in Chile. In addition, collection of receivables at its generation businesses in Pakistan helped improve working capital by approximately $81 million.

•	Proportional Cash Flow from Operating Activities (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $123 million to $553 million.
•

Consolidated Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $222 million to $884 million. The 2009 quarterly results reflect the improvement in Consolidated Cash Flow from Operating Activities.

•	Proportional Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $129 million to $459 million.
•	Diluted Earnings Per Share (EPS) from Continuing Operations increased $0.06 per share to $0.28 per share.
•

Adjusted EPS (a non-GAAP financial measure, see Appendix for definition and reconciliation) decreased $0.05 per share to $0.26 per share. The 2008 results include $0.07 gain associated with a tax restructuring and the release of a tax liability at two of the Company’s North America subsidiaries.

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	Q3 2009	Q3 2008
Diluted Earnings Per Share from Continuing Operations	$0.28	$0.22
FAS 133 Mark-to-Market (Gains)/Losses	$0.03	$0.01
Currency Transaction (Gains)/Losses	($0.03)	$0.06
Disposition/Acquisition (Gains)/Losses	($0.02)	-
Impairment Losses	-	$0.02
Debt Retirement (Gains)/Losses	-	-
Adjusted Earnings Per Share	$0.26	$0.31

See Appendix for more detail.

Year-to-Date 2009 Financial Highlights (comparison of Q3 2009 YTD vs. Q3 2008 YTD):

The Company’s continued focus on improving operations, lowering corporate overhead and improving working capital contributed to the year-to-date results. In particular, the Company benefited from improved operating performance at its generation businesses in Chile and Asia, as well as its businesses in Brazil. These improvements helped offset unfavorable foreign currency impacts as well as reduced demand and lower wholesale prices in North America.

Key drivers of the year-to-date results include:

•

Consolidated Revenue decreased by $1.8 billion to $10.7 billion. Of that amount, $1.5 billion, or 83 percent, was due to the strengthening of the U.S. Dollar relative to foreign currencies. In particular, the Brazilian Real depreciated 24 percent, representing approximately $1.0 billion of the decline in revenue. In addition, lower commodity input prices translated into lower revenue at the Company’s generation businesses in Chile, New York, Hungary and Northern Ireland. The results also reflect (i) the decrease in volume at Uruguaiana in Brazil due to the renegotiation of its power sales agreements in 2009, and (ii) the sale of the Northern Kazakhstan assets in May 2008. Latin American utilities contributed higher revenues, primarily as a result of tariff increases in Brazil and El Salvador, reflecting the recovery of energy purchases that were passed through to customers.

•

Consolidated Gross Margin decreased by $295 million to $2.7 billion. The decline in Consolidated Gross Margin was primarily due to the strengthening of the U.S. Dollar relative to foreign currencies totaling $316 million and a net mark-to-market, non-cash derivative gain of approximately $67 million recorded in 2008. Gross Margin benefited from improved operating performance at the Company’s generation businesses in Chile and the Philippines, as well as the restructuring of power sales agreements for its Uruguaiana generation business in Brazil. These improvements were offset by lower electricity prices and volume at the Company’s generation businesses in Argentina and New York, as well as the loss of contribution from the Northern Kazakhstan businesses sold in May 2008.

•

Proportional Gross Margin (a non-GAAP financial measure, see Appendix for definition and reconciliation) declined by $346 million to $1.6 billion, primarily due to: lower electricity prices and volumes at the Company’s generation businesses in Argentina and New York;

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unfavorable net mark-to-market derivative adjustments at North America subsidiaries; unfavorable foreign currency exchange rates; and loss of the contribution from the Northern Kazakhstan businesses sold in 2008. These decreases were offset in part by improved operations in Chile and the Philippines.

•

Consolidated Cash Flow from Operating Activities increased by $312 million to $1.9 billion, reflecting higher gross margin at the Company’s generation businesses in Chile and the Philippines. In addition, collection of receivables at the Company’s generation businesses in Pakistan and lower fuel inventories in Chile improved working capital.

•	Proportional Cash Flow from Operating Activities (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $436 million to $1.2 billion.
•

Consolidated Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $388 million to $1.5 billion. The 2009 results reflect both higher Consolidated Operating Cash Flow and lower maintenance capital expenditures.

•	Proportional Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $482 million to $850 million.
•

Diluted EPS from Continuing Operations of $1.06 per share, compared to $1.87 per share in 2008. The 2009 results include a $98 million or $0.15 gain related to the final settlement of the Northern Kazakhstan assets sold in 2008. The 2008 results include a net gain from sale of Northern Kazakhstan assets of $1.05.

•

Adjusted EPS (a non-GAAP financial measure, see Appendix for definition and reconciliation), of $0.91, compared to $0.91 per share in 2008. The 2009 results exclude a $98 million or $0.15 gain related to the final settlement of the Northern Kazakhstan assets sold in 2008, $0.03 of non-cash, unrealized foreign currency transaction gains and $0.05 of non-cash mark-to-market derivative losses.

	Q3 YTD 2009	Q3 YTD 2008
Diluted Earnings Per Share from Continuing Operations	$1.06	$1.87
FAS 133 Mark-to-Market (Gains)/Losses	$0.05	($0.07)
Currency Transaction (Gains)/Losses	($0.03)	$0.10
Disposition/Acquisition (Gains)/Losses	($0.19)	($1.31)
Impairment Losses	$0.02	$0.07
Debt Retirement (Gains)/Losses	-	$0.25
Adjusted Earnings Per Share	$0.91	$0.91

See Appendix for more detail.

Other Key Highlights:

•	Began commercial operation of 434 MW of generation capacity, including the 380 MW combined cycle natural gas facility Amman East in Jordan, the 49.5 MW wind facility

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Huanghua I in China, and 4 MW of Innovent wind projects in France. The Company has completed 808 MW, or approximately 23 percent of its 3,500 MW construction program.

•	Raised approximately $80 million of long-term financing for 10 MW of solar photovoltaic projects in Western Europe, all of which are located in markets with attractive feed-in tariffs.
•	North America utility IPL received a $20 million SmartGrid grant from the U.S. Department of Energy to install an advanced meter system.
•	Voluntarily reduced the remaining portion of the Company’s senior unsecured credit facility with Merrill Lynch in October.

2009 Guidance

Based on the Company’s performance through the first nine months of 2009 and the current outlook for the remainder of the year, the Company is increasing its full year earnings guidance and Proportional Cash Flow guidance.

Summary of key changes made to 2009 full year guidance includes:

•	Increased midpoint of Adjusted Earnings Per Share (a non-GAAP financial measure) range by $0.01 to $1.09.
•	Increased midpoint of Diluted Earnings Per Share from Continuing Operations range by $0.04 to $1.22.
•	Increased midpoint of Proportional Free Cash Flow (a non-GAAP financial measure) range by $50 million to $850 million.

Non-GAAP Financial Measures

See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share, Proportional Gross Margin, Proportional Operating Cash Flow, Free Cash Flow, Proportional Free Cash Flow and Parent Company Liquidity, as well as reconciliations to the most comparable GAAP financial measure.

Attachments

Consolidated Statements of Operations, Segment Information, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information and 2009 Financial Guidance.

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About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company with generation and distribution businesses. Through our diverse portfolio of thermal and renewable fuel sources, we provide affordable and sustainable energy to 29 countries. Our workforce of 25,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2008 revenues were $16 billion and we own and manage $35 billion in total assets. BusinessWeek named AES to its 2009 “BW 50 Best Performers” list. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental

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growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2008 Annual Report on Form 10-K. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share amounts)	2009	2008	2009	2008
Revenues	$3,838	$4,319	$10,711	$12,526
Cost of sales	(2,830)	(3,357)	(7,973)	(9,493)

GROSS MARGIN	1,008	962	2,738	3,033

General and administrative expenses	(82)	(90)	(255)	(287)
Interest expense	(421)	(458)	(1,195)	(1,362)
Interest income	94	156	282	405
Other expense	(15)	(18)	(67)	(128)
Other income	35	63	279	258
Gain on sale of investments	17	—	132	912
Impairment expense	(6)	(22)	(7)	(94)
Foreign currency transaction losses gains on net monetary position	(1)	(60)	(13)	(123)
Other non-operating expense	(2)	—	(12)	—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	627	533	1,882	2,614

Income tax expense	(205)	(168)	(485)	(725)
Net equity in earnings (losses) of affiliates	18	(4)	75	38

INCOME FROM CONTINUING OPERATIONS	440	361	1,472	1,927

(Loss) income from operations of discontinued businesses, net of tax	—	(2)	—	1
Loss from disposal of discontinued businesses, net of tax	—	—	—	(1)

NET INCOME	440	359	1,472	1,927

Less: Net income attributable to noncontrolling interests	(255)	(214)	(766)	(646)

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$185	$145	$706	$1,281

DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.28	$0.22	$1.06	$1.87
Discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—	—	—

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.28	$0.22	$1.06	$1.87

AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$185	$147	$706	$1,281
Discontinued operations, net of tax	—	(2)	—	—

NET INCOME	$185	$145	$706	$1,281

THE AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2009	2008	2009	2008

REVENUES
Latin America - Generation	$1,008	$1,195	$2,794	$3,578
Latin America - Utilities	1,672	1,604	4,253	4,644
North America - Generation	486	616	1,463	1,705
North America - Utilities	266	288	817	804
Europe - Generation	157	262	513	834
Asia - Generation	291	372	875	985
Corporate and Other	(42)	(18)	(4)	(24)

Total Revenue	$3,838	$4,319	$10,711	$12,526

GROSS MARGIN
Latin America - Generation	$388	$385	$1,095	$1,103
Latin America - Utilities	294	246	640	725
North America - Generation	104	147	346	549
North America - Utilities	65	81	186	194
Europe - Generation	34	40	128	219
Asia - Generation	71	37	195	125
Corporate and Other	52	26	148	118

Total Gross Margin	$1,008	$962	$2,738	$3,033

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES
Latin America - Generation	$314	$355	$1,003	$915
Latin America - Utilities	257	201	661	700
North America - Generation	35	99	150	380
North America - Utilities	38	49	94	85
Europe - Generation	36	28	281	1,117
Asia - Generation	83	(21)	130	(24)
Corporate and Other	(136)	(178)	(437)	(559)

Total Income from Continuing Operations before Income Taxes and Equity in Earnings of Affiliates	$627	$533	$1,882	$2,614

THE AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except shares and par value)	September 30, 2009	December 31, 2008

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,020	$903
Restricted cash	510	729
Short-term investments	1,357	1,382
Accounts receivable, net of allowance for doubtful accounts of $275 and $254, respectively	2,387	2,233
Inventory	578	564
Receivable from affiliates	28	31
Deferred income taxes - current	158	180
Prepaid expenses	274	177
Other current assets	1,416	1,117

Total current assets	8,728	7,316

NONCURRENT ASSETS
Property, Plant and Equipment:
Land	1,092	854
Electric generation, distribution assets, and other	27,467	24,654
Accumulated depreciation	(8,799)	(7,515)
Construction in progress	4,466	3,410

Property, plant and equipment, net	24,226	21,403

Other assets:
Deferred financing costs, net of accumulated amortization of $292 and $272, respectively	391	366
Investment in and advances to affiliates	1,109	901
Debt service reserves and other deposits	655	636
Goodwill	1,423	1,421
Other intangible assets, net of accumulated amortization of $202 and $185, respectively	487	500
Deferred income taxes - noncurrent	674	567
Other assets	1,568	1,696

Total other assets	6,307	6,087

TOTAL ASSETS	$39,261	$34,806

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,223	$1,042
Accrued interest	358	252
Accrued and other liabilities	3,086	2,660
Non-recourse debt - current	1,357	1,074
Recourse debt - current	214	154

Total current liabilities	6,238	5,182

LONG-TERM LIABILITIES
Non-recourse debt - noncurrent	12,791	11,869
Recourse debt - noncurrent	5,298	4,994
Deferred income taxes - noncurrent	1,316	1,132
Pension and other post-retirement liabilities	1,158	1,017
Other long-term liabilities	3,835	3,525

Total long-term liabilities	24,398	22,537

Commitments and contingent liabilities
Cumulative preferred stock of subsidiary	60	60
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($.01 par value, 1,200,000,000 shares authorized; 677,017,626 issued and 667,483,036 outstanding at September 30, 2009; 673,478,012 issued and 662,786,745 outstanding at December 31, 2008)	7	7
Additional paid-in capital	6,859	6,832
Retained earnings (accumulated deficit)	698	(8)
Accumulated other comprehensive loss	(2,855)	(3,018)
Treasury stock, at cost (9,534,590 and 10,691,267 shares at September 30, 2009 and December 31, 2008, respectively)	(126)	(144)

Total The AES Corporation stockholders’ equity	4,583	3,669
NONCONTROLLING INTERESTS	3,982	3,358

Total equity	8,565	7,027

TOTAL LIABILITIES AND EQUITY	$39,261	$34,806

THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2009	2008	2009	2008
OPERATING ACTIVITIES
Net income	$440	$359	$1,472	$1,927
Adjustments to net income:
Depreciation and amortization	269	260	767	760
(Gain) loss from sale of investments and impairment expense	(12)	18	(115)	(832)
Provision for deferred taxes	87	88	(24)	296
Settlement of non-cash contingencies	40	79	(14)	44
Loss (gain) on extinguishment of debt	—	1	(3)	56
Other	29	44	33	(76)
Changes in operating assets and liabilities:
Increase in accounts receivable	(79)	(120)	(82)	(363)
Decrease (increase) in inventory	1	(22)	(10)	(101)
Decrease (increase) in prepaid expenses and other current assets	83	182	114	(35)
Decrease (increase) in other assets	6	(125)	(133)	(246)
Increase (decrease) in accounts payable and accrued liabilities	133	171	(159)	156
Increase (decrease) in income taxes receivables and payables, net	42	(1)	96	88
Decrease in other long-term liabilities	(11)	(131)	(43)	(87)

Net cash provided by operating activities	1,028	803	1,899	1,587

INVESTING ACTIVITIES
Capital expenditures	(572)	(578)	(1,765)	(1,963)
Acquisitions–net of cash acquired	—	2	—	(1,135)
Proceeds from the sales of businesses	—	—	2	1,093
Proceeds from the sales of assets	12	22	16	102
Sale of short-term investments	1,008	1,233	3,277	4,121
Purchase of short-term investments	(1,034)	(1,375)	(2,774)	(4,262)
(Increase) decrease in restricted cash	(33)	(59)	272	(57)
Decrease (increase) in debt service reserves and other assets	40	22	80	(38)
Affiliate advances and equity investments	(50)	(57)	(137)	(205)
Loan advances	—	—	—	(173)
Other investing	(31)	(13)	(15)	79

Net cash used in investing activities	(660)	(803)	(1,044)	(2,438)

FINANCING ACTIVITIES
(Repayments) borrowing under the revolving credit facilities, net	(65)	183	(96)	382
Issuance of recourse debt	—	—	503	625
Issuance of non-recourse debt	373	342	1,189	1,908
Repayments of recourse debt	—	—	(154)	(1,037)
Repayments of non-recourse debt	(131)	(363)	(622)	(1,037)
Payments for deferred financing costs	(19)	(26)	(72)	(62)
Distributions to noncontrolling interests	(227)	(206)	(561)	(450)
Contributions from noncontrolling interests	1	246	75	407
Financed capital expenditures	(3)	(1)	(27)	(52)
Purchase of treasury stock	—	(143)	—	(143)
Other financing	(17)	4	8	21

Net cash (used in) provided by financing activities	(88)	36	243	562
Effect of exchange rate changes on cash	5	(53)	19	(50)

Total increase (decrease) in cash and cash equivalents	285	(17)	1,117	(339)
Cash and cash equivalents, beginning	1,735	1,721	903	2,043

Cash and cash equivalents, ending	$2,020	$1,704	$2,020	$1,704

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions, except per share amounts)	2009		2008		2009		2008

Reconciliation of Adjusted Earnings Per Share (1)

Diluted EPS From Continuing Operations	$0.28		$0.22		$1.06		$1.87

FAS 133 Mark to Market (Gains)/Losses	0.03		0.01		0.05		(0.07)
Currency Transaction (Gains)/Losses	(0.03)		0.06		(0.03)		0.10
Disposition/Acquisition (Gains)/Losses	(0.02	)(2)	—		(0.19	)(3)	(1.31	)(4)
Impairment Losses	—		0.02	(5)	0.02	(6)	0.07	(7)
Debt Retirement (Gains)/Losses	—		—		—		0.25	(8)

Adjusted Earnings Per Share (1)	$0.26		$0.31		$0.91		$0.91

Capital Expenditures

Operational Capital Expenditures (a)	$134		$123		$384		$437
Environmental Capital Expenditures (b)	10		18		45		68
Maintenance Capital Expenditures (a + b)	144		141		429		505
Growth Capital Expenditures	431		438		1,363		1,510

Total Capital Expenditures	$575		$579		$1,792		$2,015

Reconciliation of Proportional Operating Cash Flow

Consolidated Operating Cash Flow	$1,028		$803		$1,899		$1,587
Less: Proportional Adjustment Factor	475		373		741		865

Proportional Operating Cash Flow (9),(10)	$553		$430		$1,158		$722

Reconciliation of Free Cash Flow

Net Cash from Operating Activities	$1,028		$803		$1,899		$1,587
Less: Maintenance Capital Expenditures	144		141		429		505

Free Cash Flow (9)	$884		$662		$1,470		$1,082

Reconciliation of Proportional Free Cash Flow

Proportional Net Cash from Operating Activities	$553		$430		$1,158		$722
Less: Proportional Maintenance Capital Expenditures	94		100		308		354

Proportional Free Cash Flow (9),(10)	$459		$330		$850		$368

Reconciliation of Proportional Gross Margin

Consolidated Gross Margin	$1,008		$962		$2,738		$3,033
Less: Proportional Adjustment Factor	453		361		1,141		1,090

Proportional Gross Margin (10)	$555		$601		$1,597		$1,943

(1)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retired debt which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to earnings per share, which is determined in accordance with GAAP.

(2)	Amount includes: Hefei gain on sale of $15 million or $0.02 net of noncontrolling interest and tax associated with the shut down of Hefei plant in China.
(3)

Amount includes: Kazakhstan net gain of $98 million or $0.15 related to the termination of a management agreement as well as a net gain of $13 million or $0.02 in March related to the reversal of withholding tax contingency. There is no tax impact associated with the Kazakhstan gains.

(4)	Amount includes: A nontaxable net gain on Kazakhstan sale of $908 million or $1.31.
(5)	Amount includes: South African Peakers development cost write-off of $11 million or $0.02. There is no tax benefit associated with these impairments.

(6)	Amount includes: An impairment of the Company’s investment in coal to gas technology of $10 million or $0.02. There is no tax benefit associated with the coal to gas technology project impairment.

(7)

Amount includes: South African Peakers development cost write-off of $31 million ($29 million net of tax or $0.04) and Uruguaiana impairment of $36 million ($17 million net of noncontrolling interest or $0.03). There is no tax benefit associated with the Uruguaiana impairment.

(8)

Amount includes: $55 million ($34 million net of tax or $0.05) loss on the retirement of Corporate debt, $131 million or $0.19 tax impact on repatriation of a portion of the Kazakhstan sale proceeds that were used to fund the early retirement of corporate debt, and $14 million ($9 million net of tax or $0.01) of debt refinancing at IPALCO in Q2 2008.

(9)

Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures). AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations, less maintenance capital expenditures as defined by our businesses, that may be available for investing or repaying debt. Free cash flow should not be construed as an alternative to net cash from operating activities, which is determined in accordance with GAAP.

(10)	See Footnote (2) on Guidance Elements for definition of Proportional financial metrics.

The AES Corporation

Parent Financial Information (unaudited)

Parent only data: last four quarters
($ in millions)	4 Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Total subsidiary distributions & returns of capital to Parent	2009	2009	2009	2008
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,345	$1,327	$1,069	$1,060
Returns of capital distributions to Parent & QHCs	200	89	169	150

Total subsidiary distributions & returns of capital to Parent	$1,545	$1,416	$1,238	$1,210

Parent only data: quarterly
($ in millions)	Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Total subsidiary distributions & returns of capital to Parent	2009	2009	2009	2008
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$202	$527	$230	$386
Returns of capital distributions to Parent & QHCs	134	1	20	45

Total subsidiary distributions & returns of capital to Parent	$336	$528	$250	$431

Parent Company Liquidity(2)	Balance at
($ in millions)	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2008
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs(3)	$707	$603	$168	$247
Availability under revolver	701	713	1,182	1,143

Ending liquidity	$1,408	$1,316	$1,350	$1,390

(1)

Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)

Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualifying holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3)

The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION

2009 REVISED FINANCIAL GUIDANCE ELEMENTS(1)

	Consolidated	Proportional Adjustment Factors(2)	Proportional

Income Statement Elements

Gross Margin	$3,550 to 3,650 million	$1,450 to 1,500 million	$2,100 to 2,150 million
Diluted Earnings Per Share From Continuing Operations	$1.20 to 1.24
Adjusted Earnings Per Share Factors(3),(4)	($0.13)
Adjusted Earnings Per Share(3),(4)	$1.07 to 1.11

Cash Flow Elements

Net Cash From Operating Activities	$2,100 to 2,200 million	$800 to 850 million	$1,300 to 1,350 million
Operational Capital Expenditures (a)	$550 to 600 million	$150 to 175 million	$400 to 425 million
Environmental Capital Expenditures (b)	$50 to 100 million	$0 to 25 million	$50 to 75 million
Maintenance Capital Expenditures (a + b)	$600 to 700 million	$150 to 200 million	$450 to 500 million
Growth Capital Expenditures	$2,000 to 2,100 million	$625 to 675 million	$1,500 to 1,600 million
Free Cash Flow (5)	$1,450 to 1,550 million	$625 to 675 million	$825 to 875 million
Subsidiary Distributions(6)	$1,200 to 1,300 million

Reconciliation of Free Cash Flow

Net Cash from Operating Activities	$2,100 to 2,200 million	$850 million	$1,300 to 1,350 million
Less: Maintenance Capital Expenditures	$600 to 700 million	$150 to 200 million	$450 to 500 million

Free Cash Flow (5)	$1,450 to 1,550 million	$650 million	$825 to 875 million

(1)	2009 Revised Guidance is based on expectations for future foreign exchange rates and commodity prices as of September 30, 2009.
(2)

The AES Corporation (the “Company”) is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional measures are considered in the Company’s internal evaluation of financial performance. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures.

These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) all intercompany amounts have been excluded as applicable.

(3)

Non-GAAP financial measure as reconciled in the table. Effective January 1, 2009, the Company now includes all unrealized foreign currency gains or losses in its definition of adjusted earnings per share. As a result of this change, full year 2008 adjusted earnings per share would increase by $0.13 from $0.99 to $1.12.

(4)

Adjustment factors include $0.13 of addbacks related primarily to estimated unrealized foreign currency and FAS 133 derivative losses as well as a ($0.15) gain on sale related to Northern Kazakhstan businesses

(5)	Free Cash Flow is reconciled above. See Footnote (9) on Non-GAAP Financial Measures for definition.
(6)	See Footnote (1) on Parent Financial Information for definition.